Exhibit 10.22.1

The Middlefield Banking Company

Annual Incentive Plan

2012 Award Summary

The amount and terms of incentive awards under the Annual Incentive Plan for the 2012 fiscal year are as set forth in this summary for the identified officers, subject to the terms and conditions of the Annual Incentive Plan.

Amount of potential incentive award for 2012 performance:

Officer	potential cash award as a percentage of annual salary based on achievement of performance goals			classes of performance criteria and weight (not to exceed 100% in the aggregate) applicable to each employee category or tier
	minimum	midpoint	maximum	bank-wide performance	business unit or departmental performance	individual performance
Tier 1: CEO Thomas G. Caldwell	10% (if total weighted performance is 100% to 105% of goal)	20% (if total weighted performance is 105% to 110% of goal)	30% (if total weighted performance is 110% or more of goal)	100%	0%	0%

Tier 2: Chief Operating Officer and Executive Vice President James R. Heslop, II and Chief Financial Officer and Treasurer Donald L. Stacy	10% (if total weighted performance is 100% to 105% of goal)	15% (if total weighted performance is 105% to 110% of goal)	20% (if total weighted performance is 110% or more of goal)	100%	0%	0%

Tier 3: Senior Vice President/Senior Loan Officer Jay P. Giles, Senior Vice President – Operations/Administration Teresa M. Hetrick, and Vice President/Loan Administration Alfred F. Thompson Jr.	7.5% (if total weighted performance is 100% to 105% of goal)	10% (if total weighted performance is 105% to 110% of goal)	12.5% (if total weighted performance is 110% or more of goal)	100%	0%	0%

Award criteria / performance goals:

Officers Caldwell, Heslop, Giles, and Thompson. For 2012, the award criteria, or performance goals, for Thomas G. Caldwell, James R. Heslop, II, Jay P. Giles, and Alfred F. Thompson, Jr. are –

(1) 2012 net income after tax of [confidential] (minimum), or [confidential] (midpoint), or [confidential] (maximum), and

(2) reduction of classified asset to [confidential] or less as of December 31, 2012, from total classified assets of $21,188,000 as of December 31, 2011. For this purpose classified assets means securities or loans graded substandard, doubtful, or loss, as well as other real estate owned. Classified assets shall be calculated by the Compensation Committee.

The net income goal shall have a weight of 75% weight in the calculation of the extent to which the total weighted performance goals for 2012 are achieved, and the classified asset goal shall have a 25% weight. Even if actual performance for 2012 is not 100% of the net income goal or the classified asset goal considered separately, the officers shall nevertheless be entitled to an award if total weighted performance of both goals combined is at least 100% of goal, except that (x) no award shall be payable if classified assets are greater at December 31, 2012 than they were at December 31, 2011, regardless of whether or the extent to which the net income goal is achieved, (y) no award shall be payable if net income after tax is not equal to or greater than net income after tax for 2011 of $5,824,000, regardless of whether or the extent to which the classified asset reduction goal is achieved, and (z) no award shall be payable if total weighted performance of both goals combined is less than 100%.

Officers Hetrick and Stacy. For 2012, the award criteria, or performance goals, for Teresa M. Hetrick and Donald L. Stacy are –

(1) 2012 net income after tax of [confidential] (minimum), or [confidential] (midpoint), or [confidential] (maximum), and

(2) reduction of total non-interest expense for 2012 to the following level: [confidential] (minimum), [confidential] (midpoint), or [confidential] (maximum), determined by the Compensation Committee based on total non-interest expense to be shown on the Call Report for the quarter ending December 31, 2012, Schedule RI, line item 7.e.

The net income goal shall have a weight of 75% weight in the calculation of the extent to which the total weighted performance goals for 2012 are achieved, and the non-interest expense goal shall have a 25% weight. Even if actual performance for 2012 is not 100% of the net income goal or the non-interest expense goal considered separately, the officers shall nevertheless be entitled to an award if total weighted performance of both goals combined is at least 100% of goal, except that (x) no award shall be payable if net income after tax is not equal to or greater than net income after tax for 2011 of $5,824,000, regardless of whether or the extent to which the non-interest expense goal is achieved, and (y) no award shall be payable if total weighted performance of both goals combined is less than 100%.